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                                                                      EXHIBIT 16

July 8, 2002



Securities and Exchange Commission
Washington, DC 20549

Re:      NetSol Technologies, Inc.
         File No. 000-22-773

Dear Sir or Madam:

We have read Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of NetSol Technologies, Inc. dated July 3, 2002. We agree with the statements contained therein.

Very truly yours,



/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Certified Public Accountants